EXHIBIT 10.11


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (the "AGREEMENT") is made and entered into as of September 10, 2002 (the "COMMENCEMENT DATE"), by and between Hemoxymed, Inc., a Delaware corporation (the "COMPANY") and Prism Ventures LLC (the "CONSULTANT").

                                    RECITALS

         A. The Company desires to avail itself of the experience, sources of information, advice, and assistance of Consultant.

         B. Consultant is willing to make available to the Company Consultant's experience, sources of information, advice, and assistance.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Consultant agree as follows:

     1. SERVICES. Consultant hereby agrees to render services to the Company concerning general consulting relative to financings and other transactions of the Company or its affiliates (collectively, the "SERVICES").

     2. TERM OF AGREEMENT; TERMINATION. This Agreement shall commence on the Commencement Date and shall continue until the second anniversary of the Commencement date, unless extended otherwise by written consent of the parties (the "TERM").

     3. COMPENSATION. In consideration of Consultant entering into this Agreement and in exchange for the Services to be performed pursuant to this Agreement, the Company shall issue a warrant to purchase 800,000 shares of the Company's common stock to Consultant upon execution of this Agreement. The warrant shall have a ten-year life, shall have a cashless exercise feature, and shall have an exercise price equal to the market price of the Company's common stock on the date of this Agreement. The Company shall also pay health insurance costs for Judson Cooper and Joshua D. Schein on the Oxford Health Plan-Freedom Plan Select (or an equivalent plan selected by Cooper and Schein) to begin on a date specified by Consultant and continuing for a period of two years up to a maximum of $20,000 per year per person.

In addition, in the event the Company or an affiliate of the Company enters into a strategic transaction (e.g. license agreement) with a party that was introduced to the Company by Consultant, the Company agrees to pay Consultant a success fee equal to 4% (four percent) of all consideration received or paid by the Company or its affiliates in the transaction. The fee shall be paid in the same form of consideration and over the same period as the consideration received or paid by the Company or its affiliates. In the event of a direct investment by a party introduced to the Company by Consultant, the success fee will equal 8% (eight percent) of the cash received by the Company and a warrant to purchase a number of shares in the Company equal to 10% of the shares issued in the transaction. The warrant exercise price shall be the same as the exercise of warrants issued to investors. If no warrants are issued to investors, the exercise price shall be at a 20% premium to the market price with the market price determined by the average closing price over the previous ten trading days. In the event of a financing transaction managed by a broker-dealer introduced to the Company by Consultant, the success fee will equal 2% (two percent) of the cash received by the Company and a warrant to purchase a number of shares in the Company equal to 2% (two percent) of the shares issued in the transaction with an exercise price as determined above. Any warrants issued to Consultant shall have a cashless exercise feature and shall be ten-year warrants. The Company's obligation to pay Consultant a success fee for a Transaction shall continue for a period of two years beyond the term of this Agreement.

     4. OFFICE SPACE AND EQUIPMENT: The Company agrees to grant Consultant exclusive use of the Company's New York office, located at 420 Lexington Avenue, New York, New York, including the exclusive use of all office equipment, through the end of the Company's lease which expires on September 30, 2002. In addition to the monthly lease obligations, the Company shall bear all reasonable office expenses, including telephone expenses, through the end of the lease, up to a maximum of $3,500 per month including lease payments. At the expiration of the lease, Consultant will retain all office equipment, consisting of three desktop computer systems and two printers.

     5. REGISTRATION RIGHTS: The Company agrees to maintain in effect the current registration statement for all shares, including shares underlying any warrants or options currently held by Consultant, Judson Cooper or Joshua D. Schein, until such shares are sold. The Company agrees that, during the term of this Agreement, it will not afford any member of management any "piggyback" or "demand" registration rights with respect to any shares issuable to them upon the exercise of options or warrants unless it offers equivalent rights to Prism with respect to any shares or warrants it may obtain pursuant to this Agreement.

     6. BOARD REPRESENTATION: Judson Cooper and Joshua D. Schein shall have the right to board seats or board observation rights until Consultant, Judson Cooper and Joshua D. Schein own less than two million shares in aggregate, adjusted for stock splits.


     7. INDEPENDENT CONTRACTOR. At all times during the term of this Agreement, Consultant is and shall be an independent contractor in providing the Services hereunder, with the sole right to supervise, manage, operate, control, and direct the performance incident to the Services. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever as partner, joint venturer, employer, employee, principal, or agent for either the Company or Consultant with respect to the indebtedness, liabilities, or obligations of each other or of any other person or entity.

     8. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to the addresses set forth below:

                      If to the Company, to:

                      Hemoxymed, Inc.
                      50 Lakeview Parkway, Suite 111
                      Vernon Hills, IL 60061


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


                      If to Consultant, to:

                      Prism Ventures LLC
                      524 Clubhouse Road
                      Woodmere, NY 11598



Each such notice shall be deemed to have been given (whether actually received or not) on the date of actual delivery thereof, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone or facsimile machine-generated confirmation), or on the third day following the date of mailing, if mailed in accordance with this Section, or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this Section shall be deemed to have been given on the date actually received. Any party may change its address for purposes of this Section by giving written notice of such change to all other parties in the manner hereinabove provided.

     9. LIABILITY OF CONSULTANT. Consultant assumes no responsibility under this Agreement other than to perform the Services in good faith, and Consultant will not be responsible for any consequences whatsoever that result from any action of the Company in following or declining to follow any advice or recommendation of Consultant, it being acknowledged and agreed by the Company that Consultant's services provided under this Agreement are consulting only and any and all decision-making regarding the Company, including without limitation whether or not to follow any advice by Consultant, is solely the responsibility of the Company. Consultant will not be liable to the Company except by reason of acts constituting bad faith of Consultant or willful misfeasance or reckless disregard of its duties. The parties hereto recognize and agree that the effectiveness of the Services and the success of any actions undertaken by Consultant in connection therewith are not guaranteed or warranted by Consultant in any respect whatsoever.

     10. CONFIDENTIAL INFORMATION.

         (a) Consultant acknowledges that certain information that may be disclosed to Consultant by the Company may be confidential, proprietary, and secret in character. Consultant agrees that such information will (i) be kept confidential by Consultant, (ii) not be used by Consultant in any way detrimental to the Company, and (iii) not be used other than in furtherance of the Services to be provided under this Agreement.

         (b) The term "CONFIDENTIAL INFORMATION" means any information or knowledge that is not generally known to the public that is disclosed or made known to the Consultant directly or indirectly during the term of this Agreement (regardless of the form in which communicated and including all notes, memoranda, records, analyses, test results, surveys, applications for governmental approvals, and other documents and items that were prepared by the Consultant, other employees of the Company, or other persons or entities acting at the behest of or in conjunction with the Company that incorporate, embody, reflect, describe, or otherwise relate to, in whole or in part, the oral or written information made known to the Consultant). Notwithstanding the foregoing, no item of information otherwise included in the definition of "CONFIDENTIAL INFORMATION" shall be deemed Confidential Information to the extent that it (i) is or becomes publicly available through no fault or breach of this Agreement, (ii) is disclosed in a non-confidential capacity by the party which would have had the right to assert that such information was Confidential Information, (iii) is lawfully obtained or could be lawfully obtained from third parties without breaching any provision of any non-disclosure agreement, (iv) is information which is previously known or is developed by the recipient independently of the disclosing party or (v) must be disclosed pursuant to or as required or directed by law or by a court or other tribunal of competent jurisdiction. "CONFIDENTIAL INFORMATION" also does not include any business, industry or other analysis previously made or subsequently developed by Consultant that is not specific to the business activities of the Company.

     11. BINDING EFFECT. This Agreement shall be binding upon Consultant and the Company and their respective successors, assigns, and representatives.

     12. ASSIGNMENT. Neither this Agreement nor the rights and obligations hereunder may be assigned by operation of law or otherwise without the express consent of the other party (which consent may be granted or withheld in the sole and absolute discretion of such other party).

     13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     14. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

     15. COUNTERPARTS. This Agreement may be executed in a number of identical counterparts, each of which, for all purposes, is to be deemed an original, and all of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     16. AMENDMENT. Neither this Agreement nor the rights and obligations hereunder may be assigned by operation of law or otherwise without the express written consent of the nonassigning party (which consent may be granted or withheld in the sole and absolute discretion of such party).


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

17. ENTIRE AGREEMENT. This Agreement (including any Exhibits hereto and the documents delivered pursuant hereto) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter.

18. HEADINGS. The various titles of the paragraphs, captions, headings, and arrangements herein are used solely for convenience, shall not be used for interpreting or construing any word, clause, paragraph, or subparagraph of this Agreement, and do not in any way affect, limit, amplify, or modify the terms hereof.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    THE COMPANY:

                                    HEMOXYMED, INC.


                                    By:     /s/ Bruce Barron
                                          -------------------------------
                                             Bruce Barron
                                    Name: -------------------------------

                                    Title:   Chairman, CEO
                                           ------------------------------



                                    PRISM VENTURES LLC


                                    By: /s/  Joshua D. Schein
                                       ----------------------------------
                                       Name: Joshua D. Schein
                                       Title: Member








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


     Amendment to the Consulting Agreement between Hemoxymed, Inc. and Prism
                     Ventures LLC dated September 10, 2002.



As of October 10, 2002, the Consulting Agreement between Hemoxymed, Inc. and Prism Ventures LLC dated September 10, 2002 (the "Agreement") is hereby amended as follows:

The following paragraph should be added to Section 3 of the Agreement:

"In addition, in the event the Company or an affiliate of the Company is acquired by, acquires or merges with a party that was introduced to the Company by Consultant, the Company agrees to pay Consultant a success fee, to be paid in the same form of consideration and over the same period as the consideration received or paid by the Company or its affiliates equal to the sum of; i) 10% (ten percent) of the amount of consideration (e.g. common stock) received or paid by the Company or its affiliates in the transaction up to the value of the cash and marketable securities held by the party introduced by the Consultant at the closing of the merger or acquisition, plus ii) 4% of the remainder of the consideration (e.g. common stock) received or paid by the Company or its affiliates in the transaction over the value of the cash and marketable securities held by the party introduced by the Consultant at the closing of the merger or acquisition. The Company also agrees to pay Consultant a cash success fee equal to 8% (eight percent) of the cash and marketable securities held by the party introduced by Consultant at the closing of the merger or acquisition. In lieu of common stock, Consultant may elect to receive an equal number of warrants with an exercise price equal to the price of the common stock issued to or received by the Company on the date of the closing. Any warrants issued to Consultant as a success fee shall have a cashless exercise feature and shall be ten-year warrants. Any shares issued to Consultant as a success fee shall be registered with the Company's next registration statement. The Company's obligation to pay Consultant a success fee for a merger or acquisition introduced by Consultant shall continue for a period of two years beyond the term of this Agreement."


HEMOXYMED, INC.
         /s/  Bruce Barron
By:      _______________________
Name:    Bruce Barron
Title:   Chief Executive Officer



PRISM VENTURES LLC

           /s/ Joshua D. Schein
By:      _______________________
Name:    Joshua D. Schein
Title:   Member

                                 HEMOXYMED, INC.
                         COMMON STOCK WARRANT AGREEMENT

THIS AGREEMENT ("Agreement") is made this 10th day of September 2002, between Hemoxymed, Inc., a Delaware corporation ("Hemoxymed" or the "Company"), and Prism Ventures LLC (the "Holder").

1. GRANT OF COMMON STOCK WARRANTS This certifies that Holder is hereby granted a warrant (the "Warrant") to purchase from the Company 800,000 shares of the Company's Common Stock (the "Warrant Shares") at a price of $.20
     (twenty cents) per share (the "Stock Purchase Price"). The Warrant may be exercised until September 10, 2012 ("Last Exercise Date"). Any portion of the Warranted Shares that have not been exercised shall accumulate and can be exercised at any time prior to the Last Exercise Date.

2. EXERCISE OF WARRANT This Warrant may be exercised by delivering to the Company (i) a written notice of intention to exercise specifying the number of Warranted Shares to be purchased and (ii) payment in full of the Stock Purchase Price for all such Warrant Shares in cash, certified check or surrender of shares of Common Stock of the Company having a value equal to the Stock Purchase Price of the Warrant Shares being purchased. The Company shall use its best efforts to cause the Warrant Shares to be issued as promptly as practicable after receipt of the notice of intention to exercise.

3. CONVERSION RIGHT In lieu of payment of the Stock Purchase Price, at any time the Stock Purchase Price is less than the market price of the Company's Common Stock (such difference being the "Per Share Value of the Warrant"), Holder shall have the right to require the Company to convert this Warrant, in whole or part, into the Warrant Shares as follows (the "Conversion Right"): Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) up to that number of the Warrant Shares equal to the quotient obtained by dividing (x) the product of (i) the Per ShareValue of the Warrant at the time the Conversion Right is exercised and (ii) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right by (y) the market price of one share of the Company's Common Stock immediately prior to the exercise of the Conversion Right.

4. CHANGE IN CAPITALIZATION Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by each outstanding Warrant and the number of shares of common stock which have been authorized for issuance under this Agreement, as well as the price per share of common stock covered by each such Warrant, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."


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

5. MERGER OR ASSET SALE In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Warrant shall be assumed or an equivalent warrant or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

6. REGISTRATION RIGHTS The Company agrees to register the Warrant Shares with the next registration statement filed by the Company that includes any shares underlying options held by the Company's management.

7. SUCCESSORS AND ASSIGNS. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any party hereto and any obligations of a party shall be binding upon the heirs, personal representatives, successors, and assigns of such party.

8. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute the same instrument.

9. INTERPRETATION. Unless the context otherwise requires, as used herein, words in the singular shall include words in the plural and vice versa and words in one gender shall include words in the other gender. This Agreement is deemed executed and delivered in the State of New York and shall be construed and enforced in accordance with the laws of such state without giving effect to the conflicts of law rules thereof.

10. VENUE. Each party hereof irrevocably consents to the sole and exclusive jurisdiction and venue of the state and federal courts located in the Southern District of New York in connection with any matter arising from or related to any matter addressed in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


PRISM VENTURE LLC

/s/       Joshua D. Schein
By:  _______________________________
        Joshua D. Schein
        Member


HEMOXYMED, INC.


     /s/ Bruce Barron
By:  _______________________________
       Bruce Barron



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